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                                                                    EXHIBIT 11.1

              AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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                                                                                             YEAR ENDED
                                                                                              JUNE 30,
                                                                                   -------------------------------
                                                                                     1993       1994       1995
                                                                                   ---------  ---------  ---------
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NET INCOME
Income from continuing operations................................................  $   9,318  $  11,925  $  17,604
Income from discontinued operations..............................................        226        371     --
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $   9,544  $  12,296  $  17,604
                                                                                   ---------  ---------  ---------
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PRIMARY
Weighted average number of shares outstanding....................................     10,204     10,370     12,239
Additional weighted average shares from assumed exercise of dilutive stock options and warrants, net of shares assumed to be repurchased with exercise
 proceeds........................................................................      1,180      1,043        540
Additional weighted average shares from assumed issuance of shares issuable from
 acquisition.....................................................................     --         --             29
                                                                                   ---------  ---------  ---------
                                                                                      11,384     11,413     12,808
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Earnings Per Share:
Net income from continuing operations............................................  $    0.82  $    1.05  $    1.37
Income from discontinued operations..............................................       0.02       0.03     --
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $    0.84  $    1.08  $    1.37
                                                                                   ---------  ---------  ---------
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FULLY DILUTED
Weighted average number of shares outstanding....................................     10,204     10,370     12,239
Additional weighted average shares from assumed exercise of dilutive stock options and warrants, net of shares assumed to be repurchased with exercise
 proceeds........................................................................      1,180      1,043        615
Additional weighted average shares from assumed conversion of preferred stock....     --         --             36
Additional weighted average shares from assumed issuance of escrowed shares......      3,585      3,585     --
Additional weighted average shares from assumed issuance of shares issuable from
 acquisition.....................................................................     --         --             29
                                                                                   ---------  ---------  ---------
                                                                                      14,969     14,998     12,919
                                                                                   ---------  ---------  ---------
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Earnings Per Share (fully diluted):
Income from continuing operations................................................  $    0.62  $    0.80  $    1.36
Income from discontinued operations..............................................       0.02       0.02     --
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $    0.64  $    0.82  $    1.36
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